Annex A
INTRODUCTION TO
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     On July 9, 2007, Imation Corp. (Imation, we, us or our) completed the acquisition of certain assets of Memcorp, Inc., a Florida corporation, and Memcorp Asia Limited, a corporation organized under the laws of Hong Kong (together Memcorp, subsidiaries of Hopper Radio of Florida, Inc. (Hopper), a Florida corporation), pursuant to an Asset Purchase Agreement dated as of May 7, 2007 (the Purchase Agreement) filed as Exhibit 2.1 to our quarterly report on Form 10-Q for the quarter ended March 31, 2007. As provided in the Purchase Agreement, Imation acquired the assets of Memcorp used in or relating to the sourcing and sale of consumer electronics products, principally sold under the Memorex brand name, including inventories, equipment and other tangible personal property and intellectual property. The acquisition included existing brand licensing agreements, including Memcorp’s agreements with MTV Networks, a division of Viacom International, to design and distribute specialty consumer electronics under certain Nickelodeon properties and brands. We paid cash of $27.3 million at closing and issued three-year promissory notes in the aggregated amounts of $37.5 million. This amount excludes cash paid for direct acquisition costs related to the transaction. We are also required to purchase the remaining Memorex, Nickelodeon and Vextra branded returned products inventory at the end of the 90-day period following the close of the acquisition at a discounted price. In addition, there is a potential earn-out payment three years after closing of up to $20 million, dependent on financial performance of the purchased business.
     With respect to the promissory notes, $30 million will be paid to Memcorp in quarterly installments over three years from the closing date, with an interest rate of six percent per annum, and not subject to offset. Payment of the $30 million obligation is secured by an irrevocable letter of credit issued pursuant to Imation’s Credit Agreement. The remaining $7.5 million will be paid to Memcorp in a lump sum payment 18 months from the closing date, with an interest rate of six percent per annum, which shall be unsecured and subject to offset to satisfy any claims to indemnification; provided that if an existing obligation of Memcorp is satisfied prior to the 18-month maturity date, $3.75 million of such note shall be paid in advance of the maturity date, and provided further that if the existing obligation is not satisfied prior to the 18-month maturity date, $3.75 million of such note shall be withheld until such obligation is satisfied or the third anniversary of the closing date, whichever occurs first.
     During the year ended December 31, 2006, Memcorp sold consumer electronics products under the Disney brand pursuant to a licensing agreement, which expired on March 31, 2007. Accordingly we did not purchase any assets related to the Disney business and we will not sell Disney branded products subsequent to the acquisition. The Disney brand revenue and pre tax income for the year ended December 31, 2006 was $94.7 million and $11.0 million, respectively.
     The following unaudited pro forma condensed combined balance sheet as of March 31, 2007, combines the historical condensed consolidated balance sheet of Imation as of March 31, 2007 as filed with the Securities and Exchange Commission (“SEC”) on Form 10-Q, with the historical condensed consolidated balance sheet of Hopper as of March 31, 2007, giving effect to the acquisition as if it had occurred on March 31, 2007. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the three months ended March 31, 2007 combines the historical condensed consolidated statement of operations of Imation for the year ended December 31, 2006, as filed with the SEC in its annual report on Form 10-K, and for the three months ended March 31, 2007, as filed with the SEC in its quarterly report on Form 10-Q, with the condensed historical statement of operations of Hopper for the year ended December 31, 2006, and the three months ended March 31, 2007, giving effect to the acquisition as though it had occurred at the beginning of the periods presented, using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.
     The acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets of Memcorp acquired in connection with the acquisition, based on their estimated fair values. Management has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the estimated purchase price is preliminary pending finalization of various estimates and valuation analyses.

     The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Imation and Hopper been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Imation included in its annual report on Form 10-K for the year ended December 31, 2006, and in its quarterly report on Form 10-Q for the three months ended March 31, 2007. In addition, the unaudited pro forma condensed combined financial statements, including the notes thereto, are based on the historical financial statements of Hopper for the year ended December 31, 2006 and for the three months ended March 31, 2007, which are included in Exhibits 99.1 and 99.2, respectively, to this current report on Form 8-K/A.
     Pro forma adjustments are necessary to reflect the initial purchase price and purchase accounting adjustments based on preliminary estimates of the fair values of the Memcorp assets acquired. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that may be realized with respect to the combined companies, nor do they include the effects of restructuring activities, which are planned but not yet completed.

IMATION CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2007
(In millions)

		Pro Forma Adjustments
		Memcorp
		Net Assets			Pro
	Historical	Acquired	Pro Forma		Forma
	Imation	(Note 3)	Adjustments	Note 5	Combined
ASSETS
Current assets
Cash and cash equivalents	$259.4	$—	$(28.5)	(a)	$230.9
Accounts receivable, net	283.2	—	—		283.2
Inventories, net	301.4	9.6	—		311.0
Other current assets	69.7	—	—		69.7

Total current assets	913.7	9.6	(28.5)		894.8
Property, plant and equipment, net	176.4	—	—		176.4
Intangible assets, net	226.6	—	15.7	(b)	242.3
Goodwill	59.9	—	43.7	(c)	103.6
Other assets	30.9	—	—		30.9

Total assets	$1,407.5	$9.6	$30.9		$1,448.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$242.6	$—	$—		$242.6
Accrued payroll	12.7	—	—		12.7
Current portion of long term notes payable	—	—	10.0	(d)	10.0
Other current liabilities	131.3	3.0	—		134.3

Total current liabilities	386.6	3.0	10.0		399.6
Other liabilities	46.1	—	—		46.1
Notes payable, less current portion	—	—	27.5	(d)	27.5
Total shareholders’ equity	974.8	—	—		974.8

Total liabilities and shareholders’ equity	$1,407.5	$3.0	$37.5		$1,448.0

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements
are an integral part of these financial statements.

IMATION CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2006

		Historical			Pro
	Historical	Memcorp	Pro Forma		Forma
	Imation	(Note 4)	Adjustments	Note 5	Combined
	(In millions, except per share amounts)
Net revenue	$1,584.7	$288.9	$(2.9)	(e)	$1,870.7
Cost of goods sold	1,240.6	242.7	(2.7)	(e)(f)	1,480.6

Gross profit	344.1	46.2	(0.2)		390.1
Operating expenses	235.9	11.0	2.4	(f)(g)	249.3

Operating income	108.2	35.2	(2.6)		140.8
Other (income) expense, net	(3.6)	(2.0)	3.0	(f)(h)(j)	(2.6)

Income from continuing operations before income taxes	111.8	37.2	(5.6)		143.4
Income tax provision	36.6	2.0	10.1	(k)	48.7

Income from continuing operations	$75.2	$35.2	$(15.7)		$94.7

Earnings per common share from continuing operations
Basic	$2.17				$2.74
Diluted	$2.14				$2.69

Weighted average basic shares outstanding	34.6				34.6

Weighted average diluted shares outstanding	35.2				35.2

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements
are an integral part of these financial statements.

IMATION CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2007

		Historical			Pro
	Historical	Memcorp	Pro Forma		Forma
	Imation	(Note 4)	Adjustments	Note 5	Combined
	(In millions, except per share amounts)
Net revenue	$421.9	$34.1	$(0.6)	(e)	$455.4
Cost of goods sold	340.1	26.6	(0.5)	(e)(f)	366.2

Gross profit	81.8	7.5	(0.1)		89.2
Operating expenses	58.2	3.4	0.6	(f)(g)	62.2

Operating income	23.6	4.1	(0.7)		27.0
Other (income) expense, net	(1.5)	(1.8)	0.9	(f)(i)(j)	(2.4)

Income before income taxes	25.1	5.9	(1.6)		29.4
Income tax provision	9.4	0.3	1.4	(k)	11.1

Net income	$15.7	$5.6	$(3.0)		$18.3

Earnings per common share
Basic	$0.45				$0.52
Diluted	$0.44				$0.52

Weighted average basic shares outstanding	34.9				34.9

Weighted average diluted shares outstanding	35.4				35.4

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements
are an integral part of these financial statements.

IMATION CORP.
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
1. BASIS OF PRESENTATION
     The unaudited pro forma condensed combined consolidated balance sheet gives effect to the acquisition, which was accounted for under the purchase method of accounting, as if it had been consummated on March 31, 2007.
     The unaudited pro forma condensed combined consolidated statements of operations for the year ended December 31, 2006 have been prepared to reflect the acquisition as if it occurred on January 1, 2006. The unaudited proforma condensed combined consolidated statements of operations for the three months ended March 31, 2007 have been prepared to reflect the acquisition as if it occurred on January 1, 2007. Pro forma earnings per share have been computed using the Imation weighted average shares of common stock outstanding. The acquisition was financed with cash and notes payable. Since no common stock was issued, there is no pro forma impact on Imation’s weighted average shares outstanding.
2. ACQUISITION AND PURCHASE PRICE ALLOCATION
     On July 9, 2007, Imation Corp. (Imation, we, us or our) completed the acquisition of certain assets of Memcorp, Inc., a Florida corporation, and Memcorp Asia Limited, a corporation organized under the laws of Hong Kong (together Memcorp, subsidiaries of Hopper Radio of Florida, Inc. (Hopper), a Florida corporation), pursuant to an Asset Purchase Agreement dated as of May 7, 2007 (the Purchase Agreement) previously filed by Imation as exhibit 2.1 to the quarterly report on Form 10-Q for the period ended March 31, 2007. As provided in the Purchase Agreement, Imation acquired the assets of Memcorp used in or relating to the sourcing and sale of consumer electronics products, principally sold under the Memorex brand name, including inventories, equipment and other tangible personal property and intellectual property. The acquisition also included existing brand licensing agreements, including Memcorp’s agreements with MTV Networks, a division of Viacom International, to design and distribute specialty consumer electronics products under certain Nickelodeon properties and brands. Memcorp is engaged in the design, marketing, distribution, and sale of consumer electronics products under the Memorex brand name, as well as products sold under other proprietary brands pursuant to specific licensing agreements.
     We paid cash of $27.3 million at closing and issued three-year promissory notes in the aggregated amounts of $37.5 million. This amount excludes cash paid for direct costs related to the transaction. We are also required to purchase the remaining Memorex, Nickelodeon and Vextra branded returned products inventory at the end of the 90-day period following the close of the acquisition at a discounted price. We have not accounted for the effect of this additional inventory purchase, as the amount is not estimable at this time. In addition, there is a potential earn-out payment three years after closing of up to $20 million, dependent on financial performance of the purchased business.
     With respect to the promissory notes, $30 million will be paid to Memcorp in quarterly installments over three years from the closing date, with an interest rate of six percent per annum, and not subject to offset. Payment of the $30 million obligation is secured by an irrevocable letter of credit issued pursuant to Imation’s Credit Agreement. The remaining $7.5 million will be paid to Memcorp in a lump sum payment 18 months from the closing date, with an interest rate of six percent per annum, which shall be unsecured and subject to offset to satisfy any claims to indemnification; provided that if an existing obligation of Memcorp is satisfied prior to the 18-month maturity date, $3.75 million of such note shall be paid in advance of the maturity date, and provided further that if the existing obligation is not satisfied prior to the 18-month maturity date, $3.75 million of such note shall be withheld until such obligation is satisfied or the third anniversary of the closing date, whichever occurs first.

     The following table summarizes our preliminary estimated purchase price of Memcorp:

(In millions)
Cash consideration	$27.3
Notes payable issued to sellers	37.5
Direct acquistion costs	1.2

Total purchase price	$66.0

     The following table summarizes our preliminary allocation of the purchase price to the assets acquired:

(In millions)
Net assets acquired	$6.6
Identifiable intangible assets	15.7
Goodwill	43.7

$66.0

     The components of the identifiable intangible assets, which are amortized on a straight-line basis, are as follows:

		Weighted
		Average
(In millions)		Life
Customer relationships	$14.3	6 years
Licensing agreement	1.2	6 years
Non-compete agreement	0.2	3 years

Identifiable intangible assets acquired	$15.7

     In accordance with SFAS No. 142, we will not amortize the goodwill, but will evaluate it for impairment on an annual basis or whenever events or circumstances occur, which indicate that goodwill might be impaired.
     A final determination of fair values may differ materially from the preliminary estimates and will include management’s final valuation of the fair values of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible assets of Memcorp that exist as of the completion date of the acquisition. The final valuation may change the allocation of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements.
3. ADJUSTMENTS FOR NET ASSETS ACQUIRED
     In accordance with the Purchase Agreement, we acquired limited assets of the Memcorp business. Assets acquired included (a) certain inventory to be sold under the “Memorex,” “Nickelodeon” or “Vextra” brand name and (b) intangible assets related to the business that had no recorded book value in the Memcorp financial statements. Liabilities assumed were for product returns and other related obligations. Accordingly, the historical Memcorp condensed consolidated balance sheet includes only the net assets acquired as of March 31, 2007.
4. TERMINATED LICENSING AGREEMENT WITH DISNEY
     During the year ended December 31, 2006, Memcorp sold consumer electronics products under the Disney brand pursuant to a licensing agreement, which expired on March 31, 2007. Accordingly we did not purchase any assets related to the Disney business and we will not sell Disney branded products subsequent to the acquisition. The Disney brand revenue and pre tax income for the year ended December 31, 2006 was $94.7 million and $11.0 million, respectively.

5. PRO FORMA ADJUSTMENTS
     The following is a summary of pro forma adjustments reflected in the unaudited pro forma condensed combined consolidated financial statements based on preliminary estimates, which may change as additional information is obtained.
Pro Forma Balance Sheet Adjustments
(a)	Represents cash paid for acquisition, including direct acquisition costs of $1.2 million.

(b)	Represents estimated fair value of identifiable intangible assets acquired of $15.7 million.

(c)	Represents preliminary estimated Goodwill originating from the acquisition of $43.7 million.

(d)	Represents current portion of long-term notes payable to Hopper of $10.0 million and long-term portion of notes payable to Hopper of $27.5 million issued in connection with the acquisition.
Pro Forma Income Statements Adjustments
(e)	To eliminate intercompany revenue and expense. Memcorp incurred royalty expense of $2.9 million and $0.6 million related to Memcorp’s sale of consumer electronics products under the Memorex brand name during the year ended December 31, 2006 and three-month period ended March 31, 2007, respectively.

(f)	To record lease expense for a lease contract entered into in conjunction with the Purchase Agreement.

(g)	To record incremental amortization expense of $2.7 million and $0.7 million for the year ended December 31, 2006 and the three-month period ended March 31, 2007, respectively, related to the intangible assets recorded as a result of the Memcorp acquisition.

(h)	To reduce Imation’s interest income by $1.4 million for the year ended December 31, 2006, assuming that the cash portion of the acquisition price had been paid on January 1, 2006, which would have reduced cash available for investment during the year ended December 31, 2006.

(i)	To reduce Imation’s interest income by $0.4 million for the three-month period ended March 31, 2007, assuming that the cash portion of the acquisition price had been paid on January 1, 2007, which would have reduced cash available for investment during the three-month period ended March 31, 2007.

(j)	To record interest expense of $1.8 million and $0.5 million for the year ended December 31, 2006 and the three-month period ended March 31, 2007, respectively, related to the notes payable issued to Hopper in connection with the acquisition.

(k)	To record the income tax provision associated with Memcorp’s U.S. operating results and the pro forma adjustments. Memcorp had elected S corporation status under the Internal Revenue Code and consequently all U.S. taxes were borne directly by the shareholders. The pro forma adjustment provides taxes on the Memcorp historical earnings and the pro forma adjustments impacting income at a statutory tax rate of 38.25 percent, which is the expected tax rate applicable to these earnings subsequent to acquisition.